Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Media:	Investor Relations:
Pattie Overstreet-Miller	Karen King
847/851-7351	847/585-3899
www.careered.com	www.careered.com

Lynne Baker
847/851-7006
www.careered.com

CAREER EDUCATION CORPORATION ANNOUNCES SEC STAFF
RECOMMENDATION TO TERMINATE SEC INVESTIGATION

HOFFMAN ESTATES, Ill., April 5, 2006 – Career Education Corporation (NASDAQ:  CECO) announced today that it was advised by the staff of the Midwest Regional Office of the Securities and Exchange Commission that the staff intends to recommend to the SEC that it terminate its investigation of the company. The staff of the SEC also advised Career Education Corporation that it will recommend that no enforcement action be taken against the company. Recommendations by the SEC staff do not constitute final action by the SEC, as the SEC thereafter makes its own determination as to whether to follow the recommendations of the SEC staff.

About Career Education Corporation

The colleges, schools and universities that are part of the Career Education Corporation (CEC) family offer high quality education to more than 100,000 students across the world in a variety of career-oriented disciplines. The 80-plus campuses that serve these students are located throughout the U. S., Canada, France, the United Kingdom, and the United Arab Emirates and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Approximately one third of students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

Career Education is an industry leader whose gold-standard brands are recognized globally.

Those brands include, among others, the Le Cordon Bleu schools of North America; the Harrington School of Design; the Brooks Institute of Photography; the Katharine Gibbs schools; American InterContinental University; Colorado Technical University and Sanford Brown. The mission of CEC, through its schools, its educators, and its employees is education—their primary goal, to enable students to graduate successfully and pursue rewarding careers.

For more information see www.careered.com. The company’s website also has a detailed listing of individual campus locations and web links for its 80-plus colleges, schools and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, and from time to time in our other reports filed with the Securities and Exchange Commission.

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